                                                                   EXHIBIT 10.11

                                Amendment No. 2
                                     to the
                           First Amended and Restated
                        Investment Management Agreement

Amendment No. 2, dated as of October 1, 1994 ("Effective Date") ("Amendment No. 2") to the First Amended and Restated Investment Management Agreement dated as of December 30, 1986, as amended, between Aetna Financial Services, Inc. ("Aetna Financial"), a Connecticut corporation, and Municipal Bond Investors Assurance Corporation (the "Company"), a New York stock insurance corporation (the "Investment Management Agreement"). The Investment Management Agreement was assigned by Aetna Financial to Aeltus Investment Management, Inc. ("Aeltus") (formerly known as Aetna Capital Management, Inc.) pursuant to an agreement dated as of March 1, 1994 between Aeltus and Aetna Financial.

WHEREAS, Aeltus and the Company are parties to the Investment Management Agreement which sets forth the terms governing the investment advisory services and securities management services being provided by Aeltus to the Company and the compensation payable to Aeltus for such services; and

WHEREAS, the parties wish to amend the Fee Schedule to the Investment Management Agreement to clarify the method of calculating the compensation paid to Aeltus for the securities management services and investment advisory services rendered under the Investment Management Agreement;

NOW, THEREFORE, the parties agree as follows:

1.  Defined Terms.
    -------------

    All capitalized terms used in this Amendment No. 2 and not defined herein shall have the meanings set forth in the Investment Management Agreement.

2.  Fees.
    ----

    The text of Schedule 2, Management Fee Schedule, to the Investment
                ----------  -----------------------
    Management Agreement is deleted and the following is substituted in lieu thereof:

      "1. The compensation payable to Aeltus for the Investment Advisory Services and for the Securities Management Services rendered hereunder shall be calculated on a calendar quarterly basis in advance from and after the Effective Date in accordance with the following formula:

           Quarterly Fee = A x Proration Fraction x l/4.

           For purposes of the foregoing formula:

           "A" = Applicable Basis Points x Market Value of Total
           Managed Assets as of the Determination Date.

           "Applicable Basis Points" shall be determined in accordance with the
           -----------------------
           following schedule:

             Market Value of
           Total Managed Assets            Basis Points
           --------------------            ------------
             1st $500 Million                 16.0 bp
             Next $500 Million                 8.5
             Next $2000 Million                5.5
             Additional                        4.5

           "Market Value" shall be determined in accordance with Section 15 of
           ------------
           this Investment Management Agreement.

           "Total Managed Assets" shall mean the sum of the (i) assets managed
            --------------------
           under this Investment Management Agreement (the "MBIAC Managed Assets") and (ii) assets managed under the Investment Management Agreement dated as of January 5, 1990 between Aeltus and MBIA Insurance Corp. of Illinois (the "MBIA Illinois Managed Assets").

           "Determination Date" for each quarterly period shall mean the last
            ------------------
           business day of the first month of such calendar quarter. In the event that this Investment Management Agreement is terminated prior to the last business day of the first month of the calendar quarter, then Determination Date shall mean the date of termination, if it is a business day, or otherwise the business day immediately preceding the date of termination.

           "Proration Fraction" shall mean a fraction (i) the numerator of
            ------------------
           which is equal to the Market Value as of the Determination Date of the MBIAC Managed Assets and (ii) the denominator of which is equal to the Market Value of the Total Managed Assets as of the Determination Date.

       2. Aeltus agrees to provide to the Company a bill for each calendar quarter no later than the fifth (5th) business day of the last month of such quarterly period. The Quarterly Fee for each calendar quarter shall be due and payable not later than the last business day of the last month of such quarterly period."

3.  Other Provisions.
    ----------------

    Except as expressly set forth in this Amendment No. 2, all of the terms and provisions of the Investment Management Agreement remain unamended and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date first above written.


AELTUS INVESTMENT MANAGEMENT, INC.


By: /s/ Richard L. Seg
    --------------------------
Its: Managing Director
     -------------------------

MUNICIPAL BOND INVESTORS ASSURANCE CORPORATION

By: /s/ Arthur M. Warren
    ---------------------------
Its: CFO, Senior Vice President
     --------------------------

MBIA Inc. hereby consents to the assignment, effective February 28, 1994 at the close of business, by Aetna Financial Services, Inc. ("AFSI") to Aetna Capital Management, Inc. of all of its rights, duties and obligations under the investment management agreement between MBIA Corp. and AFSI, dated January 5, 1990.

                              MBIA Corp.
                              By: /s/ Arthur M. Warren
                                  ----------------------------
                              Name: Arthur M. Warren
                                    --------------------------
                              Its:  Senior Vice President, CFO
                                    --------------------------